                                                                EXHIBIT 10(l)

                              THIRD AMENDMENT TO THE
                               EMERSON ELECTRIC CO.
                              SUPPLEMENTAL EXECUTIVE
                             SAVINGS INVESTMENT PLAN
                             -----------------------


          WHEREAS, Emerson Electric Co. ("Company") previously adopted the Supplemental Executive Savings Investment Plan ("Plan") effective as of August 1, 1989, in order to attract and retain selected executives; and

          WHEREAS, the Company desires to amend and restate the Plan effective as of June 4, 1996;

          NOW, THEREFORE, effective as of June 4, 1996, the Plan is amended and restated to read as follows:

                                    SECTION I
                                    ---------

                                   DEFINITIONS
                                   -----------

          A. "Account" means the book entry account established for each Participant under Section IV.

          B. "American Balanced Fund Index" means the American Balanced Fund Index established by the Committee pursuant to Section VI which is used to measure gains and losses of the designated portion of a Participant's Account in accordance with Section V, determined as if such portion were invested in the American Balanced Fund of the ESIP.

          C. "Basic ESIP Contribution" means the Participant's contribution to the ESIP with respect to which the Participant's Employer makes a matching contribution.

          D. "Beneficiary" means the Beneficiary designated to receive a death benefit under the Plan.

          E. "Boatmen's Trust Equity Index Fund Index" means the Boatmen's Trust Equity Index Fund Index established by the Committee pursuant to Section VI which is used to measure gains and losses of the designated portion of a Participant's Account in accordance with Section V, determined as if such portion were invested in the Boatmen's Trust Equity Index Fund of the ESIP.

          F. "Boatmen's Trust Limited Maturity Bond Fund Index" means the Boatmen's Trust Limited Maturity Bond Fund Index established by the Committee pursuant to Section VI which is used to measure gains and losses of the designated portion of a Participant's Account in accordance with Section V, determined as if such portion were invested in the Boatmen's Trust Limited Maturity Bond Fund of the ESIP.






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          G.  "Change of Control"  means any of the following:  (i) the purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then-outstanding shares of common stock of the Company or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors; (ii) individuals who, as of August 1, 1989, constituted the Board of Directors of the Company (the "Board" and, as of the date the "Incumbent Board") cease for any reason to constitute at least the majority of the Board, provided that any person who becomes a director subsequent to said date whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Section, considered as though such person were a member of the Incumbent Board; or
(iii) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

          H.  "Code"  means the Internal Revenue Code of 1986, as amended.

          I. "Committee" means the Compensation and Human Resources Committee of the Board of Directors of the Company.

          J.  "Company"  means Emerson Electric Co., a Missouri Corporation.

          K. "Compensation" means, for any calendar year, all cash pay for such year received by an Employee from the Employer plus amounts contributed through a salary reduction arrangement to a qualified Plan which meets the requirements of Section 401(k) of the Code or to a cafeteria plan which meets the requirements of Section 125 of the Code, excluding any reimbursed item, any payment under any Emerson Electric Co. Performance Share Bonus Plan or Incentive Shares Plan, any payment for a stock appreciation right, any payment deferred for more than one year and any severance pay. Compensation shall also include amounts deferred by the Employee under this Plan.

          L. "Emerson Electric Co. Stock Fund Index" means the Emerson Electric Co. Stock Fund Index established by the Committee pursuant to
Section VI which is used as a measure of gains and losses of the designated portion of a Participant's Account in accordance with Section V, determined as if such designated portion were invested in the Emerson Electric Co. Stock Fund of the ESIP.

          M.  "Employee"  means any person employed by an Employer.



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          N.  "Employer"  means the Company and any of its subsidiaries or affiliates which has, with the consent of the Board of Directors of the Company, adopted the Plan.

          O.  "Employment"  means employment with an Employer.

          P. "ESIP" means the Emerson Electric Co. Employee Savings Investment Plan.

          Q. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          R. "Fixed Income Fund Index" means the Fixed Income Fund Index established by the Committee pursuant to Section VI which is used as a measure of gains and losses of the designated portion of a Participant's Account in accordance with Section V, determined as if such designated portion were invested in the Fixed Income Fund of the ESIP.

          S. "Neuberger & Berman Guardian Trust Fund Index" means the Neuberger & Berman Guardian Trust Fund Index established by the Committee pursuant to Section VI which is used as a measure of gains and losses of the designated portion of a Participant's Account in accordance with Section V, determined as if such designated portion were invested in the Neuberger & Berman Guardian Trust Fund of the ESIP.

          T. "Participant" means an Employee eligible to participate in the Plan pursuant to Section II.

          U. "Plan" means this Emerson Electric Co. Supplemental Executive Savings Investment Plan.

          V. "Putnam Vista Fund Index" means the Putnam Vista Fund Index established by the Committee pursuant to Section VI which is used as a measure of gains and losses of the designated portion of a Participant's Account in accordance with Section V, determined as if such designated portion were invested in the Putnam Vista Fund of the ESIP.

          W. "Reporting Person" means an Employee who is required to file reports with the Securities and Exchange Commission pursuant to Section 16(a) of the Exchange Act.

          X. "Total and Permanent Disability" shall have the same meaning as set forth in the ESIP.

          Y. "Wells Fargo U.S. Debt Index Funds Index" means the Wells Fargo U.S. Debt Index Funds Index established by the Committee pursuant to Section VI which is used to measure gains and losses of the designated portion of a Participant's Account in accordance with Section V, determined as if such portion were invested in the Wells Fargo U.S. Debt Index Funds of the ESIP.

          Z. "Years of Service" means the most recent consecutive full years of Employment (commencing with the first day of an individual's Employment and each anniversary thereof).





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                               SECTION II
                               ----------

                               ELIGIBILITY
                               -----------

          Participation in the Plan shall be limited each calendar year to those Employees who have been selected by the Committee from time to time and who have elected to participate on a form provided by the Committee.

                               SECTION III
                               -----------

                         DEFERRAL OF COMPENSATION
                         ------------------------

          A. Any Participant who elects to make either the maximum pre-tax contribution to the ESIP for the calendar year permitted by Section 402(g) of the Code, or the maximum contribution to the ESIP for the calendar year permitted by Sections 401(a)(17) or 415 of the Code, may elect to defer up to the excess of (i) five percent (5%) of his Compensation over (ii) his Basic ESIP Contribution for such calendar year.

          B. In addition to deferrals permitted under Paragraph A, each Participant may elect to defer up to ten percent (10%) of his Compensation for a calendar year.

          C. Such deferrals may be made on either a pre-tax basis, an after-tax basis, or a combination of pre-tax and after-tax bases, as selected by the Participant, and must be made by filing a written notice with the Committee. Notwithstanding the preceding, a deferral under Paragraph A must be either one hundred percent (100%) pre-tax or one hundred percent (100%) after-tax and a deferral under Paragraph B must be either one hundred percent (100%) pre-tax or one hundred percent (100%) after-tax.

          D. An election to defer Compensation and the manner in which such deferrals are to be made must be made by the December 1 prior to the calendar year for which such Compensation would otherwise be earned.

          E. The maximum amount which may be deferred for any calendar year for any Participant is fifteen percent (15%) of his Compensation, minus his contribution for such calendar year to the ESIP.

                               SECTION IV
                               ----------

                        ESTABLISHMENT OF ACCOUNTS
                        -------------------------

          A. The Committee will establish an Account for the benefit of each Participant. As of the end of each calendar quarter, the Committee will credit the Account of each Participant in Employment on such date with the amount by which the Participant elected to defer his Compensation pursuant to Section III.




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          B.  The Committee will also credit the Account, as of the end of each calendar quarter, with fifty percent (50%) (but not in excess of 2.5% of a Participant's Compensation minus the matching amounts contributed by the Company for such Participant to the ESIP on account of the Participant's Basic ESIP Contribution for such calendar year) of the amount by which the Participant elected to defer his Compensation pursuant to Section III(a).

          C.  The Committee will also debit the Account with any payments under
Section VIII.

                               SECTION V
                               ---------

                          INVESTMENT INDICES
                          ------------------

          A. The value of each Participant's Account shall be measured against the American Balanced Fund Index, the Boatmen's Trust Equity Index Fund Index, the Boatmen's Trust Limited Maturity Bond Fund Index, the Emerson Electric Co. Stock Fund Index, the Fixed Income Fund Index, the Wells Fargo U.S. Debt Index Funds Index, and effective May 1, 1996, the Neuberger & Berman Guardian Trust Fund Index and the Putnam Vista Fund Index in the same proportions, respectively, as his ESIP accounts are invested in the relevant underlying fund of the ESIP. Such valuation shall be made at the same time the underlying funds in the ESIP are valued; provided, however that no part of the value of a Reporting Person's Accounts shall be measured against the Emerson Electric Co. Stock Fund Index other than that portion of such Reporting Person's Account whose value was measured against the Emerson Electric Co. Stock Fund Index as of March 31, 1991. Instead, the value of each Reporting Person's Accounts shall be measured against the American Balanced Fund Index, the Boatmen's Trust Equity Index Fund Index, the Boatmen's Trust Limited Maturity Bond Fund Index, the Fixed Income Fund Index, the Wells Fargo U.S. Debt Index Funds Index, and effective May 1, 1996, the Neuberger & Berman Guardian Trust Fund Index and the Putnam Vista Fund Index in the same proportions, respectively, as his ESIP accounts are invested in the relevant underlying fund of the ESIP determined as if (i) any ESIP accounts attributable to the Participant's contributions which are in fact invested in the Emerson Electric Co. Stock Fund were instead invested in the remaining ESIP funds in which such Participant's accounts are in fact invested in the same relative proportions, (ii) in the case of a Participant whose ESIP accounts attributable to his contributions are invested one hundred percent (100%) in the Emerson Electric Co. Stock Fund, such accounts were instead invested one hundred percent (100%) in the Fixed Income Fund of the ESIP, and (iii) the ESIP accounts attributable to the Employer match which are invested in the Emerson Electric Co. Stock Fund of the ESIP were instead invested in the remaining funds of the ESIP in the same relative proportions as such Participant's ESIP accounts attributable to his own contributions are invested or are deemed to be invested by application of clauses (i) and (ii) hereof.

          B. Notwithstanding Paragraph A hereof, to the extent that the value of a Reporting Person's Account was measured against the Emerson Electric Co. Stock Fund Index as of March 31, 1991, for credits to such Account prior to such date, the value of such Account shall continue to be measured against the Emerson Electric Co. Stock Fund Index until September 30, 1991, except that the value of a Reporting Person's Account reflecting any dividends declared on Emerson Electric Co. Stock after March 31, 1991, shall be credited to such Reporting Person's Account and measured against the Fixed Income Fund Index.

                                       5
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Effective as of September 30, 1991, the Account of a Reporting Person whose value was measured against the Emerson Electric Co. Stock Fund Index attributable to credits to the Account as of March 31, 1991, shall be re-valued and measured against the American Balanced Fund Index, the Boatmen's Trust Equity Index Fund Index, the Boatmen's Trust Limited Maturity Bond Fund Index, the Fixed Income Fund Index, the Wells Fargo U.S. Debt Index Funds Index, and effective May 1, 1996, the Neuberger & Berman Guardian Trust Fund Index and the Putnam Vista Fund Index in the same relative proportions as such Participant's ESIP accounts are deemed to be invested under Section V.A hereof.


                               SECTION VI
                               ----------

                CREDITING OF INVESTMENT GAINS AND LOSSES
                ----------------------------------------

          The Committee shall establish on its books an American Balanced Fund Index, the Boatmen's Trust Equity Index Fund Index, the Boatmen's Trust Limited Maturity Bond Fund Index, the Emerson Electric Co. Stock Fund Index, the Fixed Income Fund Index, the Wells Fargo U.S. Debt Index Funds Index, and effective May 1, 1996, the Neuberger & Berman Guardian Trust Fund Index and the Putnam Vista Fund Index. Subject to Section V, as of the end of each calendar quarter, the Committee shall value each Index and credit or debit each Participant's Account, as the case may be, with the appropriate amount of gain or loss assuming such Account had been invested in the underlying Fund in the ESIP in the manner set forth under Section V.

                                SECTION VII
                                -----------

                                  VESTING
                                  -------

          A. A Participant shall be fully vested in the portion of his Account attributable to amounts credited under Section IV.A. A Participant shall be vested in the portion of his Account attributable to amounts credited under
Section IV.B pursuant to the following schedule:

             Years of Service        Percent Vesting
             ----------------        ---------------

               Less than 1                  0%
               1                           20%
               2                           40%
               3                           60%
               4                           80%
               5                          100%


          B. Notwithstanding the foregoing, the Participant shall be fully vested in his Accounts in the event of any of the following: (i) retirement with the approval of the Committee on or after attainment of age fifty-five
(55); (ii) death or Total and Permanent Disability of the Participant;
(iii) termination of the Plan; or (iv) in the case of the Accounts of a Participant other than the portion of the Account of a Reporting Person whose value is measured against the Emerson Electric Co. Stock Fund Index, a Change of Control.
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

                               SECTION VIII
                               ------------

                            PAYMENT OF BENEFITS
                            -------------------

          A. A Participant shall be paid, within sixty (60) days following his termination of Employment, a single lump cash sum equal to the vested portion of his Account based upon the last valuation under Section V coincident with or immediately preceding such termination of Employment. In the event of the Participant's death, his Beneficiary shall be paid, within sixty (60) days following such death, the vested portion of the Participant's Account based upon the value as of the last valuation under Section V coincident with or immediately preceding the Participant's death. Notwithstanding the preceding, the Committee, in its discretion, may

               (i) value the Participant's Account as of any other date for purposes of determining the amount of payment; and

               (ii) direct that the Participant (or the Participant's Beneficiary) shall be paid all or a portion of the vested portion of his Account as of any other date designated by the Committee.

          B. Notwithstanding the preceding, in the event of a Change of Control, all future deferrals shall cease and each Participant shall be paid in a single lump cash sum equal to the vested portion of his Account as of the last day of the month coincident with or immediately preceding the Change of Control. Such payment shall be made, at such Participant's election (i) upon the Change of Control or (ii) upon the Participant's termination of Employment after the Change of Control.

          C. A Participant may, at any time upon thirty (30) days' written notice to the Committee, elect to be paid all or any portion of the aggregate amounts of his after-tax deferrals under the Plan, reduced by (i) any prior payments of such deferrals and (ii) any reduction in value of the Participant's Accounts under Section V.

          D. The Committee may direct, upon a showing of an emergency beyond the Participant's control which results in severe financial hardship, that all or a portion of the value of such Participant's Account be distributed to him.

                               SECTION IX
                               ----------

                    ADMINISTRATION AND CLAIMS PROCEDURE
                    -----------------------------------

          A. The Committee shall construe, interpret and administer all provisions of the Plan and a decision of a majority of the members of the Committee shall govern.

          B. A decision of the Committee may be made by a written document signed by a majority of the members of the Committee or by a meeting of the Committee. The Committee may authorize any of its members to sign documents or papers on its behalf.


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          C.  The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective exercise of its duties, and may, to the extent not inconsistent herewith, delegate to such agents any powers and duties, both ministerial and discretionary, as the Committee may deem expedient and appropriate.

          D. No member of the Committee shall make any decision or take any action covering exclusively his own benefits under the Plan, but all such matters shall be decided by a majority of the remaining members of the Committee or, in the event of inability to obtain a majority, by the Board of Directors of the Company.

          E. A Participant who believes that he or she is being denied a benefit to which he or she is entitled (hereinafter referred to as "Claimant") may file a written request for such benefit with the Committee setting forth his claim. The request must be addressed to: Compensation and Human Resources Committee, Emerson Electric Co., 8000 West Florissant, St. Louis,
Missouri 63136.

          F. Upon receipt of a claim the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall in fact deliver such reply in writing within such period. The Committee may, however, extend the reply period for an additional ninety (90) days for reasonable cause. If the claim is denied in whole or in part, the Committee will adopt a written opinion using language calculated to be understood by the Claimant setting forth:

               (i)   the specific reason or reasons for denial,

               (ii) the specific references to pertinent Plan provisions on which the denial is based,

               (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary,

               (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, and

               (v) the time limits for requesting a review under Subsection G and for the review under Subsection H.

          G. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Chief Executive Officer of the Company review the determination of the Committee. Such request must be addressed to: Chief Executive Officer, Emerson Electric Co., 8000 West Florissant, St. Louis, Missouri 63136. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Chief Executive Officer. If the Claimant does not request a review of the Committee's determination by the Chief Executive Officer within such sixty-day period, he or she shall be barred and estopped from challenging the Committee's determination.

          H. Within sixty (60) days after the Chief Executive Officer's receipt of a request for review, the Chief Executive Officer will review the Committee's determination. After considering all materials presented by the Claimant, the Chief Executive Officer will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent Plan provisions on which the decision is based. If special circumstances require that the sixty-day time period be extended, the Chief Executive Officer will so notify the Claimant and will render the decision as soon as possible but not later than one hundred twenty (120) days after receipt of the request for review.

                                     SECTION X
                                     ---------

                                   MISCELLANEOUS
                                   -------------

          A.  Plan Year.  The Plan Year shall be the calendar year.

          B. Spendthrift. No Participant or beneficiary shall have the right to assign, transfer, encumber or otherwise subject to lien any of the benefits payable or to be payable under this Plan.

          C. Incapacity. If, in the opinion of the Committee, a person to whom a benefit is payable is unable to care for his affairs because of illness, accident or any other reason, any payment due the person, unless prior claim therefor shall have been made by a duly qualified guardian or other duly appointed and qualified representative of such person, may be paid to some member of the person's family, or to some party who, in the opinion of the Committee, has incurred expense for such person. Any such payment shall be a payment for the account of such person and shall be a complete discharge of any liability.

          D. Employee Rights. The Employer, in adopting this Plan, shall not be held to create or vest in any Employee or any other person any benefits other than the benefits specifically provided herein, or to confer upon any Employee the right to remain in the service of the Employer.

          E.  Service of Process and Plan Administrator.

               (i) The Vice President-Law of the Company shall be the agent for service of legal process.

               (ii)  The Company shall constitute the Plan Administrator.

          F. Unfunded Plan. The Plan shall be unfunded. All payments to a Participant (or the Participant's Beneficiary) under the Plan shall be made from the general assets of the Employer. The rights of any Participant to payment shall be those of an unsecured general creditor of the Employer.

          G. Company Rights. The Company reserves the right to amend or terminate the Plan. Each Employer may terminate its participation in the Plan at any time.

          H. Reemployment. If a Participant is receiving benefits under the Plan and is re-employed by an Employer, benefits shall cease until he is no longer employed by an Employer.

          I. Governing Law. The Plan shall be governed and construed according to the laws of the State of Missouri.

          IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer this 4th day of June, 1996.


                                              EMERSON ELECTRIC CO.



                                              By  /s/ J. A. Harmon
                                              ----------------------------
                                                  Senior Vice President












(Seal)


ATTEST:  /s/ H. M. Smith
        ------------------------
         Assistant Secretary






















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